SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2002

NETWORD, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	52-2143430 (I.R.S. Employer Identification Number)

333-86873 (Commission File Number)

285 Tanglewood Crossing, Lawrence, New York 11559 (Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: 1-516-239-8067

Item 5. Other Events.

     Netword, Inc., a Delaware corporation (“Netword”), Webspeak Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Netword (“Webspeak”) and Home Director, Inc., a Delaware corporation (“Home Director”), have entered into an Agreement and Plan of Merger, dated as of April 9, 2002 (the “Merger Agreement”), providing for the merger of Webspeak with and into Home Director (the “Merger”). Pursuant to the terms of the Merger Agreement, the stockholders of Home Director will receive shares of common stock of Netword, par value $.01 per share, in exchange for their shares of Home Director and Home Director will become a wholly-owned subsidiary of Netword. The boards of directors of Netword, Webspeak and Home Director have each approved the terms of the Merger Agreement. The Merger is subject to various conditions as set forth in the Merger Agreement. The Merger Agreement is filed herewith as Exhibit 2.1.

     The Merger Agreement includes provisions prohibiting Netword and Home Director from actively soliciting, negotiating or accepting offers of third parties to purchase, acquire or merge with such third parties until the earlier of the termination of the Merger Agreement or the closing of the transactions contemplated thereby.

     The Merger Agreement also provides that at or prior to the effective time of the Merger, Netword will amend its Certificate of Incorporation to (a) effect a one for 40 reverse split of its outstanding common stock, and (b) change its name to Home Director, Inc.

     Netword has issued a press release announcing the execution of the Merger Agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 9, 2002, by and among Netword, Inc., Webspeak Acquisition Corp., and Home Director, Inc.

Exhibit 99.1	Press release issued by Netword, dated April 11, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2002

NETWORD, INC. /s/ Kent M. Klineman —————————————— By: Kent M. Klineman Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2002, by and among Netword, Inc., Webspeak Acquisition Corp., and Home Director, Inc.

99.1	Press release issued by Netword, dated April 11, 2002.